UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): April 26, 2007

BRISTOL-MYERS SQUIBB COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-079-0350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue

New York, NY, 10154

(Address of Principal Executive Office)

Registrant's telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On April 26, 2007, Bristol-Myers Squibb Company (the “Company”) filed a Form 8-K furnishing its press release that announced the Company’s financial results for the first quarter of 2007 and incorporating it therein by reference. Also furnished and incorporated by reference as Exhibit 99.2 was certain supplemental information posted on the Company’s website at www.bms.com. On May 31, 2007, the Company filed a Form 8-K/A furnishing revised supplemental information to include net sales, months on hand, and estimated demand information for key products and growth drivers as of March 31, 2007 for the Company’s International Pharmaceutical, Nutritionals and Other Health Care reporting segments.

As previously disclosed, the Company has calculated the estimated U.S. prescription data and estimated therapeutic category share based on information provided by IMS Health (“IMS”), a supplier of market research for the pharmaceutical industry. On July 23, 2007, IMS issued a Product News bulletin announcing that it had revised its previously issued projected prescription and unit volumes for PLAVIX* and Apotex’s generic clopidogrel bisulfate product, which IMS had overstated for the months August 2006 through June 2007 due to market events surrounding the at-risk launch of generic clopidogrel bisulfate. Due to these unique circumstances, high degree of volatility and the compressed timeframe of these events, IMS applied a custom approach to estimate PLAVIX* and generic clopidogrel bisulfate product and market volumes beginning in July 2007.

The IMS overstatement of PLAVIX* prescription and unit volumes did not impact the Company’s financial results or its reported net sales for PLAVIX* for the quarters ended September 30, 2006, December 31, 2006 or March 31, 2007.

The following table sets forth the Company’s (i) previously reported estimated prescription change data and estimated therapeutic category share based on National Prescription Audit (“NPA”) data for the quarters ended September 30, 2006 and December 31, 2006; (ii) previously reported estimated prescription change data and estimated therapeutic category share based on Next-Generation Prescription Services (“NGPS”) version 2.0 data for the quarter ended March 31, 2007; and (iii) revised estimated prescription change data and estimated therapeutic category share based on revised NGPS version 2.0 data using the IMS custom approach.

	PLAVIX*		Clopidogrel Bisulfate (Branded and Generic)
	As Reported (NPA Data)	Revised (NGPS v2 Data)	As Reported (NPA Data)	Revised (NGPS v2 Data)
Change in U.S. Total Prescriptions

Three Months Ended March 31, 2007 (a)	(28)%	(36)%	18%	9%
Three Months Ended December 31, 2006	(64)	(70)	14	11
Three Months Ended September 30, 2006	(32)	(36)	14	11

Twelve Months Ended December 31, 2006	(18)	(21)	14	12
Nine Months Ended September 30, 2006	(2)	(4)	N/A	N/A

Estimated TRx Therapeutic Category Share

Month Ended March 31, 2007 (a)	65	62	N/A	N/A
Month Ended December 31, 2006	34	29	N/A	N/A
Month Ended September 30, 2006	23	19	N/A	N/A

(a)	NGPS version 2.0 data

The above IMS overstated data also impacted the Company’s previously reported estimate of the adverse effect of the at-risk launch of generic clopidogrel bisulfate of $300 million to $350 million for the three months ended March 31, 2007. Based on the revised data issued by IMS, the Company now estimates the adverse effect of the at-risk launch of generic clopidogrel bisulfate to be $200 million to $250 million for the three months ended March 31, 2007.

The supplemental information posted on the Company’s website has been updated to include revised estimated prescription change data and estimated therapeutic category share and the Company’s revised estimate of the adverse effect of the at-risk launch of generic clopidogrel bisulfate, as described above. This revised supplemental information is furnished and incorporated by reference as Exhibit 99.2 to this Form 8-K/A.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.2.	Certain supplemental information posted on Bristol-Myers Squibb Company’s website at www.bms.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: July 26, 2007	By:	/s/ Sandra Leung
	Name:	Sandra Leung
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.2	Certain supplemental information posted on Bristol-Myers Squibb Company’s website at www.bms.com